SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          EXIDE ELECTRONICS GROUP, INC.
               (Exact name of issuer as specified in its charter)

                   Delaware                         23-2231834
           (State or other jurisdiction          (I.R.S. Employer
                of incorporation)              Identification No.)

              8521 Six Forks Road                    27615
             Raleigh, North Carolina              (Zip Code)
              (Address of principal
                executive offices)
                             ----------------------

                          EXIDE ELECTRONICS CORPORATION
                         401(k) RETIREMENT BENEFIT PLAN
                            (Full title of the plan)
                             ----------------------

     Nicholas J. Costanza, Esq.               Copy to:
     Vice President and Chief Legal Counsel   Brad S. Markoff
     Exide Electronics Group, Inc.            Smith Helms Mulliss & Moore
     8521 Six Forks Road                      316 W. Edenton Street
     Raleigh, North Carolina  27615           Raleigh, North Carolina  27603
     (919) 872-3020                           (919) 755-8700
          (Name, address and telephone number of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

     Title of                                     Proposed               Proposed
    securities             Amount to               maximum               maximum               Amount of
       to be                  be                offering price           aggregate           registration
    registered1            registered            per share2            offering price3            fee

Common Stock, par value
 $0.01 per share........   400,000 shares4         $20.125              $8,050,000            $2,776

1 In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan (the "Plan") described herein.

2 Offering prices vary with the market price of the Registrant's Common Stock.

3 Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported under the NASDAQ National Market System on November 7, 1995.

4 Estimate of maximum number of shares to be acquired by the Plan in the three years following the effective date of this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents, which have been previously filed by Exide Electronics Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-18106) pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended September 30, 1994.

                  (2) The Company's Annual Meeting Notice and Proxy Statement dated January 30, 1995, issued in connection with the Annual Meeting of Stockholders held on February 28, 1995.

                  (3) The Company's Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 filed by Exide with the Securities and Exchange Commission (Registration No. 33-88324), filed on January 6, 1995.

                  (4) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

                  (5) The Company's Current Reports on Form 8-K filed on October 18, 1994, February 22, 1995 and October 20, 1995.

                  (6) The Company's Current Report on Form 8-K/A dated April 24, 1995.

                  (7) The description of the Common Stock of the Company appearing in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, File No. 0-18106.

                  The Annual Report on Form 11-K for the year ended December 31, 1994 for the Exide Electronics Corporation 401(K) Retirement Benefit Plan is incorporated herein by reference.

                  All documents subsequently filed by the Company or the plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

                  For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  Under the Delaware General Corporation Law ("Delaware Law"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by such person in connection with such action, suit, or proceeding. Delaware Law permits indemnification only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Delaware Law does not permit indemnification in any action or suit by or in the right of the corporation where the person is adjudged to be liable to the corporation, unless, and only to the extent that, the court determines that, despite the adjudication of liability, such person is entitled to indemnity for such expenses as the court deems proper.

         The Registrant's Certificate of Incorporation and By-laws provide for mandatory indemnification of directors and officers to the full extent permitted by Delaware Law.

Item 7.  Exemption from Registration Claimed.  Not Applicable.

Item 8.  Exhibits.

                  The following exhibits are filed herewith:

Exhibit No.                                 Description

4(a). Certification of Incorporation of the Registrant, as amended(filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated by reference herein)

4(b). The Registrant's By-laws, as amended (filed as Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended September 30, 1990, and incorporated by reference herein)

4(c). Exide Electronics Corporation 401(k) Retirement Benefit Plan Summary Plan Description

4(d).    Form of Plan Enrollment and Election Form

5. A copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

23.      Consent of Arthur Andersen LLP

24. Powers of Attorney (included on the signature page to the Registration Statement)

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on November 9, 1995.

                                         Exide Electronics Group, Inc.
                                         (Registrant)
                                       By /s/JAMES A. RISHER
                                          James A. Risher
                                          President and Chief Executive Officer

                           --------------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date                                      Title and Signature

November 9, 1995                          /s/JAMES A. RISHER
                                          James A. Risher
                                          President and Chief Executive Officer
                                          (principal executive officer)

November 9, 1995                          /s/MARTY R. KITTRELL
                                          Marty R. Kittrell
                                          Vice President and
                                          Chief Financial Officer and Treasurer
                                          (principal financial and accounting
                                          officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints James A. Risher, Nicholas J. Costanza and Marty R. Kittrell, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the offering and sale of shares of common stock of Exide Electronics Group, Inc. pursuant to the Exide Electronics Corporation 401(k) Retirement Benefit Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date                                        Title and Signature

November 9, 1995                             /s/WAYNE L. CLEVENGER
                                            (Wayne L. Clevenger, Director)

November 9, 1995                             /s/RON E. DOGGETT
                                            (Ron E. Doggett, Director)

November 9, 1995                             /s/JAMES E. FOWLER
                                            (James E. Fowler, Director)

November 9, 1995                             /s/LANCE L. KNOX
                                            (Lance L. Knox, Director)

November 9, 1995                             /s/DAVID J. MCLAUGHLIN
                                            (David J. McLaughlin, Director)

November 9, 1995                             /s/CONRAD A. PLIMPTON
                                            (Conrad A. Plimpton, Director)

November 9, 1995                             /s/JAMES A. RISHER
                                            (James A. Risher, Director)

November 9, 1995                             /s/CHIAKI TANAKA
                                            (Chiaki Tanaka, Director)

         Pursuant to the requirements of the Securities Act of 1933, the plan administration committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on November 9, 1995.

                                                 Exide Electronics Corporation
                                                 401(k) Retirement Benefit Plan

                                               By:
                                                     /s/JANE PASIPOULARIDES
                                                     Plan Administrator

Exhibit Index

Exhibit No.

4(a). Certification of Incorporation of the Registrant, as amended(filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated by reference herein)

4(b). The Registrant's By-laws, as amended (filed as Exhibit 3b to the Company's Annual Report on Form 10-K for the year ended September 30, 1990, and incorporated by reference herein)

4(c). Exide Electronics Corporation 401(k) Retirement Benefit Plan Summary Plan Description

4(d).    Form of Plan Enrollment and Election Form

5. A copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

23.      Consent of Arthur Andersen LLP

24. Powers of Attorney (included on the signature page to the Registration Statement)